Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-106198 and 333-97685 of Alliance Bancshares California on Form S-8 of our report, dated March 14, 2005, appearing in this Annual Report on Form 10-KSB of Alliance Bancshares California for the year ended December 31, 2004.

/s/    MCGLADREY & PULLEN, LLP

Pasadena, California

March 29, 2005